UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-11242	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (724) 349-7220

Item 5.  OTHER EVENTS

On July 17, 2003 First Commonwealth Bank, a wholly-owned subsidiary of the registrant agreed to sell two of its branch offices to Waypoint Bank.  Waypoint Bank is a $5.6 billion federally chartered thrift with 59 branches located throughout Pennsylvania and Maryland.  Under the terms of the purchase and assumption agreement, Waypoint will acquire First Commonwealth Bank branches at 15 South Main Street in Chambersburg, PA and 1720 Lincoln Highway East in Guilford Township, PA.  Waypoint will assume approximately $30 million of deposit liabilities and purchase $5 million in loans associated with the two offices.  The transaction is subject to the approval of the Office of Thrift Supervision and is expected to settle in the third quarter of 2003.  The transaction is expected to generate a pre-tax gain of approximately $3.0 million which will be included in the registrant's financial results for the third quarter of 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 29, 2003

                              FIRST COMMONWEALTH FINANCIAL CORPORATION

                              By:  /S/JOHN J. DOLAN
                                   John J. Dolan
                                   Executive Vice President and
                                   Chief Financial Officer